UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
	                       Washington, D.C.  20549



                                FORM 8-K
                            	CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): September 24, 1999


                 CAMERA  PLATFORMS  INTERNATIONAL, INC.

       	(Exact name of registrant as specified in its charter)

       Delaware      	        	  0-14675  			      95-4024550
(State or other jurisdiction	 (Commission	  (IRS Employer Identification No.)
of incorporation or organization) File Number)

              10909 Vanowen Street, North Hollywood, CA 91605
        	(Address of principal executive offices)       (Zip Code)

                            (818) - 623-1700

        	(Registrant's telephone number, including area code)

                        Not Applicable_________
     	(Former name or former address if changed since last report)


Item 3.  Bankruptcy or Receivership.

On September 24, 1999, Camera Platforms Inc. was served with a notice by the clerk of the United States Bankruptcy Court that, on September 17, 1999, a petition under Title 11, United States Code, was filed against the Company praying for an order for relief under Title 11, Chapter 7 or 11 of the United States Code.

On October 14, 1999, the Company filed an answer to the court in the form of a Debtor's Consent to Entry of an Order for Relief Under Chapter 11 of Title 11 of the United States Code.


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                  CAMERA PLATFORMS INTERNATIONAL, INC.



Date:  October 15, 1999       	/s/ Philip Berardi
                               	Philip Berardi
                               	President

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